EXHIBIT 99.1

April 13, 2009

Former United States Trade Representative Joins Caterpillar Board of Directors

PEORIA, Ill. – Caterpillar Inc. (NYSE: CAT) announced today that Ambassador Susan C. Schwab, U.S. Trade Representative from 2006 to 2009, has been elected to the Caterpillar Board of Directors. Ambassador Schwab will begin as a Caterpillar board member in June of 2009.

Schwab, 54, currently is a professor at the University of Maryland School of Public Policy. She served from 1995 to 2003 as dean of the school and was then president of the University System of Maryland Foundation prior to joining the Bush administration in 2005.

Schwab has a distinguished public service career. In addition to serving as the top trade representative for the United States, she previously was the Director-General of the U.S. & Foreign Commercial Service of the U.S. Department of Commerce, was a trade policy officer at the U.S. Embassy in Tokyo, Japan, and was a senior aide to former U.S. Senator John Danforth. Schwab also worked in the private sector as director of business development for Motorola in Schaumburg, Illinois.

“We’re fortunate Ambassador Schwab has agreed to join our board,” said Caterpillar Chairman and Chief Executive Officer Jim Owens. “She brings an unequalled depth of knowledge, insight and experience on international trade issues that will be an ideal fit for Caterpillar’s global business model and our long-standing support of open trade. I am certain Team Caterpillar will benefit from her thoughtful guidance as we manage through these challenging economic times.”

Ambassador Schwab has a Bachelor of Arts Degree in Political Economy from Williams College, a Master’s Degree from Stanford University and a Ph.D. in Public Administration and International Business from The George Washington University.

About Caterpillar:
For more than 80 years, Caterpillar Inc. has been making progress possible and driving positive and sustainable change on every continent. With 2008 sales and revenues of $51.324 billion, Caterpillar is the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. The company also is a leading services provider through Caterpillar Financial Services, Caterpillar Remanufacturing Services, Caterpillar Logistics Services and Progress Rail Services. More information is available at http://www.cat.com.

SAFE HARBOR
Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of Caterpillar Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as "will," “would,” "expect," "anticipate," “should” or other similar words and phrases often identify forward-looking statements made on behalf of Caterpillar. It is important to note that actual results of the company may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, (i) adverse change in general economic conditions; (ii) adverse change in the industries Caterpillar serves including construction, infrastructure, mining, energy, marine and electric power generation; (iii) Caterpillar’s ability to manage material, including steel, and freight costs; (iv) Caterpillar’s ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs; (v) material adverse change in customers’ access to liquidity and capital; (vi) currency exchange or interest rates changes; (vii) political stability; (viii) market acceptance of the company's products and services; (ix) significant changes in the competitive environment; (x) epidemic diseases; (xi) severe change in weather conditions negatively impacting operations; (xii) changes in law, regulations and tax rates; and (xiii) other general economic, business and financing conditions and factors described in more detail in the company's Form 10-K filed with the Securities and Exchange Commission on February 20, 2009. This filing is available on our website at www.cat.com/sec_filings. We do not undertake to update our forward-looking statements.

Caterpillar contact:
Jim Dugan
Corporate Public Affairs
(309) 494-4100
dugan_jim@cat.com